Exhibit 10.8

LEASE AMENDMENT AND EXTENSION AGREEMENT

In reference to the lease dated September 1, 2006 (hereinafter referred to as the "Lease"), signed by Deep Down, Inc., a Delaware corporation (hereinafter referred to as the "Tenant") and JUMA, L.L.C. (hereinafter referred to as the "Landlord"), the Tenant leases the Leased Premises from the Landlord.

Tenant wishes to lease additional land and building(s), if any, adjacent to the Leased Premises together comprising Leased Premises from Landlord. Tenant and Landlord wish to extend the Lease Term to August 31, 2013. Tenant and Landlord wish to adjust the Base Rent for the lease of additional Leased Premises.

In consideration of the mutual agreements in this lease amendment and extension (the "Lease Amendment"), the parties agree as follows:

CONSTRUCTION

This Lease Amendment will be interpreted along with the Lease and, except as amended by this document, all of the terms, and conditions of the Lease will remain in full force and effect and are re-confirmed by this Lease Amendment.

DEFINED TERMS

All terms used in this Lease Amendment have the meanings given to them in the Lease unless otherwise defined in this Lease Amendment.

LEASE TERM

The Lease Term will be extended to and terminate on August 31, 2013.

BASE RENT

Beginning on this 1st day of May, 2008, the Tenant will pay the base rent in the amount of $ 15,000.00, per month payable in advance on the first day as described in Article 2.2 of the Lease.

ADDITIONAL RENT

The Tenant is responsible for paying real estate taxes, operating expenses, leasehold improvements to date and thereafter, and other additional rent, if any, as described in Article 2 of the Lease.

In witness, the Landlord and Tenant duly executed this lease amendment and extension agreement, as of the day and year written below.

ACCEPTANCE

The Tenant and Landlord accept this Offer to Lease and agree to be bound by the terms and conditions herein: SIGNED AND DATED on this 1st day of May, 2008.

TENANT:	LANDLORD:
Deep Down, Inc.	JUMA, L.L.C.

By: /s/ Ronald E. Smith	By: /s/ Ronald E. Smith
Ronald E. Smith, President	Ronald E. Smith, President